Exhibit 21.1

SUBSIDIARIES OF MULTIVIR INC.

Subsidiary	Jurisdiction
MDA7, Inc. (85%-owned consolidated)	Delaware

VirRx, Inc. (50%-owned non-consolidated)	Delaware